Marvell CFO Jean Hu Joins Fortinet Board of Directors

SUNNYVALE, Calif. – October 22, 2019

Ken Xie, CEO, founder and Chairman of the Board at Fortinet
“We are pleased to have Jean join the Fortinet Board of Directors. With the addition of Jean, and her deep experience and focus on financial success, Fortinet will greatly benefit as the company continues to execute on its goals. I am confident that her addition to the Board will be a key contributor to successfully executing on our continued growth strategy.”

News Summary
Fortinet® (NASDAQ: FTNT), a global leader in broad, integrated and automated cybersecurity solutions, today announced the addition of Jean Hu to the company’s Board of Directors, adding further depth and expertise to the Board.

Hu, a 20-year finance career veteran and currently CFO at Marvell Semiconductor, will bring her financial planning and strategy execution expertise to bear for Fortinet. At Marvell Semiconductor, in addition to being the senior financial executive to lead financial planning and strategy, she is also responsible for accounting and reporting, treasury and tax, as well as investor relations. Prior to Marvell Semiconductor, she was CFO and Senior Vice President of QLogic Corp and served as acting CEO during two transformational periods in the company’s history. She was also CFO of Conexant Systems Inc. Further, Hu’s prior financial and executive experience includes focusing on strategy, corporate development, merger and acquisition execution.

Jean Hu, CFO at Marvell Semiconductor
“I look forward to working with the team at Fortinet to continue the company’s better-than-market growth. Fortinet has a long-standing track record of execution and of leading important cybersecurity innovations. With its exceptional engineering team, ground-breaking products and technology, strong customer focus, and global reach, the company is well positioned to continue to further grow its footprint and market position.”

Additional Resources

•	Learn more about the Company’s Board of Directors.

•	For the company’s Investor Relations page, visit here.

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Find out how Fortinet’s Security Fabric delivers broad, integrated, and automated protection across an organization’s entire digital attack surface from IoT to the edge, network core and to multi-clouds.

•	Learn more about Fortinet’s Secure SD-WAN and Secure SD-Branch solutions.

•	Learn more about FortiGuard Labs and the FortiGuard Security Services portfolio.

•	Sign up for the weekly FortiGuard Threat Intelligence Briefs.

•	Read more about our Network Security Expert program and Network Security Academy program.

•	Find out more information about our FortiVets program.

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About Fortinet
Fortinet (NASDAQ: FTNT) secures the largest enterprise, service provider, and government organizations around the world. Fortinet empowers its customers with intelligent, seamless protection across the expanding attack surface and the power to take on ever-increasing performance requirements of the borderless network - today and into the future. Only the Fortinet Security Fabric architecture can deliver security without compromise to address the most critical security challenges, whether in networked, application, cloud or mobile environments. Fortinet ranks #1 in the most security appliances shipped worldwide and more than 415,000 customers trust Fortinet to protect their businesses. Learn more at http://www.fortinet.com, the Fortinet Blog, or FortiGuard Labs.

Copyright © 2019 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and common law trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet's trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiCare, FortiManager, FortiAnalyzer, FortiOS, FortiADC, FortiAP, FortiAppMonitor, FortiASIC, FortiAuthenticator, FortiBridge, FortiCache, FortiCamera, FortiCASB, FortiClient, FortiCloud, FortiConnect, FortiController, FortiConverter, FortiDB, FortiDDoS, FortiExplorer, FortiExtender, FortiFone, FortiCarrier, FortiHypervisor, FortiInsight, FortiIsolator, FortiMail, FortiMonitor, FortiNAC, FortiPlanner, FortiPortal, FortiPresence , FortiProxy, FortiRecorder, FortiSandbox, FortiSIEM, FortiSwitch, FortiTester, FortiToken, FortiVoice, FortiWAN, FortiWeb, FortiWiFi, FortiWLC, FortiWLCOS and FortiWLM.

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